RxELITE HOLDINGS, INC.

2007 INCENTIVE STOCK PLAN

1. Background. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Purchase Rights, and Stock Appreciation Rights.

2. Purposes of the Plan. The purposes of this 2007 Incentive Stock Plan are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business.

3. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(d) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(e) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, and Stock Appreciation Rights.

(f) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Flow from Operations” means as to any Fiscal Year, the Company’s cash generated from operating activities, or a business unit’s cash generated from operating activities, determined in accordance with generally acceptable accounting principles.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 5 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means RxElite Holdings, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Director” means a member of the Board, either as an Employee or an Outside Director.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Earnings Per Share” means as to any Fiscal Year, the Company’s Net Income or a business unit’s Pro Forma Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(r) “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator by the reasonable application of a reasonable valuation method so that neither Options nor Stock Appreciation Rights are treated as providing for deferral of compensation within the meaning of Code Section 409A and regulations and other guidance issued thereunder.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Grant Date” means, with respect to an Award, the date that the Award was granted.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Initial Service” means the period of time beginning as of the date that a Service Provider first rendered services to the Company or any Parent or Subsidiary of the Company and ending on the date of adoption of the Plan, provided that reference to such term may include the total compensation paid during such period to the Service Provider by the Company and any Parent or Subsidiary of the Company.

(y) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(z)  “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc) “Operating Profit” means the Company’s or a business unit’s profit from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(dd) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

(ee) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(ff) “Option Exchange Program” means a program whereby outstanding Options are surrendered or cancelled in exchange for the right to receive options of the same type, of a different type and/or cash pursuant to such terms as the Administrator may determine.

(gg) “Optioned Stock” means the Common Stock subject to an Award.

(hh) “Outside Director” means a Director who is not an Employee.

(ii) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(jj) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

(kk) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Operating Profit, (c) Cash Flow from Operations, (d) Net Income, (e) Pro Forma Net Income, (f) Earnings Per Share, and (g) Return on Sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) measured in relative terms (including, but not limited to compared to another company or companies), (iii) measured against the performance of the Company as a whole or a segment of the Company and/or (iv) measured on a pre-tax or post-tax basis (if applicable).

(ll) “Plan” means this 2007 Incentive Stock Plan, as amended.

(mm) “Pro Forma Net Income” means as to any business unit for any Fiscal Year, the Controllable Profits of such business unit, minus allocations of designated corporate expenses.

(nn) “Reload Option” means an Option that automatically is granted if a Participant pays the exercise price of an Option by tendering Shares.

(oo) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

(pp) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(qq) “Retirement” means, in the case of an Employee or Director: (a) a Termination of Service occurring on or after age sixty-five (65), or (b) a Termination of Service occurring on or after age sixty (60) with at least ten (10) Years of Service. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

(rr) “Return on Sales” means as to any Fiscal Year, the percentage equal to the Company’s Net Income or the business unit’s Pro Forma Net Income, divided by the Company’s or the business unit’s Annual Revenue, as applicable.

(ss) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(tt) “Section 16(b)” means Section 16(b) of the Exchange Act.

(uu) “Service Provider” means an Employee, Director or Consultant.

(vv) ‘Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ww) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with a related Option that pursuant to Section 13 is designated as an SAR.

(xx) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 12 of the Plan, as evidenced by a Notice of Grant.

(yy) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(zz) “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-employment or engagement as a consultant by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous employment as an Employee or re-engagement of the Consultant by the Company or an Affiliate; and (c) in the case of a Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board, but excluding any such termination where there is a simultaneous employment as an Employee or engagement as a Consultant by the Company or an Affiliate.

4. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 14,873,892 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Appreciation Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

5. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted; provided, however, that no such reduction of the exercise price of an Award will occur, unless approved by the Company’s stockholders (except for adjustments made pursuant to Section 15);

(vii) to institute an Option Exchange Program, provided that no such program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding Option followed by its immediate replacement with a new Option with a lower exercise price;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(x) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

6. Eligibility. Non-Qualified Stock Options, Stock Purchase Rights, and Stock Appreciation Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

7. Limitations.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The. following limitations shall apply to grants of Options, Stock Purchase Rights, and Stock Appreciation Rights:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options, Stock Purchase Rights, and Stock Appreciation Rights to purchase more than 410,000 Shares.

(ii) In connection with his or her Initial Service, a Service Provider may be granted Options, Stock Purchase Rights, and Stock Appreciation Rights to purchase up to an additional 100,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(iv) If an Option, Stock Purchase Right, or Stock Appreciation Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option, Stock Purchase Right, or Stock Appreciation Right will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option, Stock Purchase Right, or Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Option, Stock Purchase Right, or Stock Appreciation Right and the grant of a new Option, Stock Purchase Right, or Stock Appreciation Right.

8. Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon adoption by the Board and obtaining stockholder approval. The Plan shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

9. Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

10. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall determine the vesting provisions applicable to such Option, including but not limited to the period within which the Option may be exercised, the number of Shares and times as of which any part or all of the Option may be exercised and any conditions which must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) other Shares, which in the case of Shares acquired directly or indirectly from the Company, (A) have been vested and owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v) any combination of the foregoing methods of payment; or

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions, as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee’s death within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

12. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Number of Shares. The Administrator shall have complete discretion to determine the number of Stock Purchase Rights granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted Stock Purchase Rights covering more than 100,000 Shares, unless in connection with his or her Initial Service as described in Section 7(c)(ii).

(c) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(e) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

13. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator may grant an SAR alone (a “freestanding SAR”), in tandem with an Option or Stock Purchase Right (a “tandem SAR”), or any combination thereof.

(i) Number of Shares. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 100,000 Shares, unless in connection with his or her Initial Service as described in Section 7(c)(ii).

(ii) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date and the value of the payout with respect to an SAR shall be for no more than the excess of one hundred percent (100%) of the Fair Market Value of the Shares subject to the SAR at the time the SAR is exercised over the Exercise Price of the SAR.

(b) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option or Stock Purchase Right upon the surrender of the right to exercise the equivalent portion of the related Option or Stock Purchase Right. A tandem SAR may be exercised only with respect to the Shares for which its related Option or Stock Purchase Right is then exercisable. With respect to a tandem SAR granted in connection with an Incentive Stock Option: (a) the tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the tandem SAR is exercised; and (c) the tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(c) Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

(d) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(e) Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 11 also shall apply to SARs.

(f) Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments Upon Changes in Capitalization, Dissolution or Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 4, 7, and 13 of the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Share’s purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Restricted Stock will lapse. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash, the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s corporate structure post-merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.

16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Company completes the corporate action necessary to create the legally binding right constituting the Award, including without limitation determining the maximum number of shares that can be acquired under the Award, the minimum exercise price, the class of Shares and the identity of the Participant. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.